UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12
NAUTICUS ROBOTICS, INC.
(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

Nauticus Robotics, Inc.
Announcement of Adjournment
of Annual General Meeting of Shareholders
originally scheduled for June 9, 2025

The Annual General Meeting of Shareholders (the “Annual General Meeting”) of Nauticus Robotics, Inc. (the “Company,” “Nauticus,” “we,” “us” or “our”) originally scheduled to be held on June 9, 2025 has been adjourned to June 25, 2025. The meeting will be reconvened on June 25, 2025 at 10:00 am Central time at 1550 Lamar Street, Suite 2000, Houston, TX 77010.

The record date for the Annual General Meeting will remain the close of business on April 25, 2025. Shareholders may vote online at www.proxyvote.com, by telephone at 1-800-690-6903, or by mail, in each case by following the information on the proxy cards provided to them. Votes will be accepted up to and during the adjourned meeting.